Exhibit 3.45

Beth Chapman               P. O. Box 5616

Secretary of State          Montgomery, AL 36103-5616

STATE OF ALABAMA

I, Beth Chapman, Secretary of State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that as appears on file and of record in this office, the pages hereto attached, contain a true, accurate, and literal copy of the Miscellaneous Entry filed on behalf of Veolia ES Cedar Hill Landfill, Inc., as received and filed in the Office of the Secretary of State on 10/26/1994.

In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the city of Montgomery, on this day.

11/02/2012

Date

Beth Chapman              Secretary of State

State of Alabama

St. Clair County

CERTIFICATE OF AMENDMENT OF URBAN SANITATION CORPORATION

The undersigned, as Judge of Probate of St. Clair County, State of Alabama, hereby certifies that duplicate originals of Articles of Amendment of Urban Sanitation Corporation, duly signed and verified pursuant to the provisions of Section 10-A-110 of the Alabama Business Corporation Act, have been received in this office and are found to conform to law.

ACCORDINGLY the undersigned, as such Judge of Probate, and by virtue of the authority vested in him by law, hereby issues this Certificate of Amendment of Urban Sanitation Corporation, and attaches hereto a duplicate original of the Articles of Amendment.

GIVEN Under My Hand and Official Seal on this the 26th day of October, 1994.

AMENDMENT OF ARTICLES OF INCORPORATION

The Articles of Amendment of Urban Sanitation Corporation (the “Corporation”) are amended as follows:

1.

Effective the date of the issuance of the Certificate of Amendment, Article III of the Articles of Incorporation of the Corporation is hereby amended by deleting “The location of the principal office of the corporation with the State of Alabama, shall be 218-19th Street, South, Pell City, Alabama, 35125” and by adding “The principal office of the Corporation shall be located in St. Clair County, Alabama.

2. OTHER OFFICES: The Corporation may have other offices, either within or outside of the State of Alabama, at such place or places as the board of directors may from time to time appoint or the business of the Corporation may require.”

2.

Effective of the date of the Issuance of the Certificate of Amendment, Article VII of the Articles of Incorporation of the Corporation is hereby amended by deleting: “The names and offices of the directors and officers of the corporation chosen for the first year are as follows:

NAME	OFFICE

T.L. Harmon, Jr,	President Director

T.L. Harmon, Sr.	Vice-President Director

Jimmie Faye Harmon	Secretary-Treasurer Director”

and by adding the following:

“The number of directors constituting the board of directors of the Corporation are two (2) and the names and addresses of the persons who are to serve as the directors are as follows:

NAME	OFFICE

T.L. Harmon, Jr.	Chairman of the Board

P.O. Box 145	Secretary

Cropwell, Alabama 35054	Treasurer

Raymond M. Cash	President, Director
4696 Oakdale Road
Smyrna, GA 30305

3.

The restated Articles of Incorporation correctly set forth without change the corresponding provisions of the Articles of Incorporation as therefore amended and the restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments.

4.

This amendment was duly approved and adopted pursuant to Alabama Code section 10-2A-116 and applicable Alabama law without shareholder action on December 31, 1992.

IN WITNESS WHEREOF, Urban Sanitation Corporation has caused its duly authorized Board of Directors to execute this Article of Amendment and to have its seal affixed, all as of this 13th day of October, 1994.

Urban Sanitation Corporation

By:

Raymond M. Cash, President

ATTEST

T.L. Harmon, Jr., Secretary

T.L. Harmon, Jr., Chairman of the Board

Beth Chapman               P. O. Box 5616

Secretary of State          Montgomery, AL 36103-5616

STATE OF ALABAMA

I, Beth Chapman, Secretary of State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that as appears on file and of record in this office, the pages hereto attached, contain a true, accurate, and literal copy of the Registered Agent Change filed on behalf of Veolia ES Cedar Hill Landfill, Inc., as received and filed in the Office of the Secretary of State on 11/17/1997.

In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the city of Montgomery, on this day.

11/02/2012

Date

Beth Chapman              Secretary of State

November 17, 1997 File Copy

Amy Richards

C T Corporation System

208 So LaSalle Street

Chicago IL 60604

Re: Urban Sanitation Corporation, an Alabama corporation

Dear Ms. Richards:

This will acknowledge receipt of Statement of Change of Registered Office and/or Registered Agent for the above-named corporation and your fee in the amount of $5.00.

Please be advised that said instrument is being duly filed in this office as of the above date.

Sincerely,

Jim Bennett

Secretary of State

State of Alabama

Statement of Change of Registered Agent or Registered Office or Both

Check One:     ☒   Foreign Corporation

                        ☐   Domestic Profit Corporation

Pursuant to the provisions of the Alabama Business Corporation Act, the undersigned corporation submits the following statement for the purpose of changing its registered agent, its registered office, or both in the state of Alabama

State of Incorporation: Alabama

1. The name of the corporation: Urban Sanitation Corporation

2. The name of the present registered agent: T.L. Harmon, Jr.

3. The street address of the present registered office: Route One, Cropwell, AL 35054

4. The name of its successor registered agent: The Corporation Company

5. The street address to which its registered office is to be changed (street address of registered agent and registered office must be identical; NO PO BOX): 60 Commerce Street, Suite 1100 Montgomery AL 36104

6. If you are changing the street address of the registered agent, you are required to notify the corporation in writing of the change in the registered agent’s address.

7. Date: 11-10-97

Urban Sanitation Corporation

Name of Corporation

Scott S. Cramer, Secretary

Type or Print Corporate Officer’s Name and Title

Signature of Officer

I, The Corporation Company, consent to serve as registered agent to the above named corporation on this, the 14th day of November, 1997.

Beth Chapman               P. O. Box 5616

Secretary of State          Montgomery, AL 36103-5616

STATE OF ALABAMA

I, Beth Chapman, Secretary of State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that as appears on file and of record in this office, the pages hereto attached, contain a true, accurate, and literal copy of the Legal Name Change filed on behalf of Veolia ES Cedar Hill Landfill, Inc., as received and filed in the Office of the Secretary of State on 01/22/1998.

In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the city of Montgomery, on this day.

11/02/2012

Date

Beth Chapman              Secretary of State

State of Alabama

For-Profit Corporation

Articles of Amendment to Articles of Incorporation

This form may be used to:

•	Change the Corporate Title

•	Change the period of duration

•	Change, enlarge or diminish corporate purposes

•	Increase or Decrease authorized capital stock

•	Exchange, classify, reclassify or cancel shares of stock

Instructions

Step 1: If changing the corporation’s name, contact the Office of the Secretary of State at (334) 242-5324 to reserve a corporate name.

Step 2: File the original and one copy in the county where the original articles of incorporation are filed (if the amendment changes the name, the certificate of name reservation must be attached). If changing the name, the Secretary of State’s filing fee is $20.

Pursuant to the provisions of the Alabama Business Corporation Act, the undersigned hereby adopts the following Articles of Amendment.

Article I The name of the corporation.

Urban Sanitation Corporation

Article II The following amendment was adopted in the manner provided for by the Alabama Business Corporation Act.

The name of the corporation shall be Superior Cedar Hill Landfill, Inc.

Article III The amendment was adopted by the shareholders or directors in the manner prescribed by law on January 1, 1998.

Article IV The number of shares outstanding at the time of the adoption was 100; the number of shares entitled to vote thereon was 100. (If the shares of any class are entitled to vote thereon as a class, the designation and number of outstanding shares entitled to vote thereon of each such class.)

Article V The number of shares voted for the amendment was 100 and the number of shares voted against such amendment was 0. (If no shares have been issued write a statement to the effect.)

Date: January 9, 1998

Type or print Corporate Officer’s Name and Title

Signature of Officer

State of Alabama

I, Jim Bennett, Secretary of State of the State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that pursuant to the provisions of Section 10-2B-4.02, Code of Alabama 1975, and upon an examination of the corporation records on file in this office, the following corporate name is reserved as available:

Superior Cedar Hill Landfill, Inc.

This foreign corporation name is proposed to be qualified in the State of Alabama and is for the exclusive use of Emily Baker, 60 Commerce St, Montgomery, AL 36104 for a period of one hundred twenty days beginning January 8, 1998 and expiring May 9, 1998.

In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the City of Montgomery, on this day.

January 8, 1998

Date

Jim Bennett

Secretary of State

Beth Chapman               P. O. Box 5616

Secretary of State          Montgomery, AL 36103-5616

STATE OF ALABAMA

I, Beth Chapman, Secretary of State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that as appears on file and of record in this office, the pages hereto attached, contain a true, accurate, and literal copy of the Legal Name Change filed on behalf of Veolia ES Cedar Hill Landfill, Inc., as received and filed in the Office of the Secretary of State on 12/20/2002.

In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the city of Montgomery, on this day.

11/02/2012

Date

Beth Chapman              Secretary of State

STATE OF ALABAMA

DOMESTIC FOR PROFIT CORPORATION

ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION GUIDELINES

INSTRUCTIONS

STEP 1: IF CHANGING THE CORPORATION’S NAME, CONTACT THE OFFICE OF THE SECRETARY OF STATE AT (334) 242-5324 TO RESERVE A CORPORATE NAME.

STEP 2: FILE THE ORIGINAL AND TWO COPIES IN THE COUNTY WHERE THE ORIGINAL ARTICLES OF INCORPORATION ARE FILED. (IF THE AMENDMENT CHANGES THE NAME, THE CERTIFICATE OF NAME RESERVATION MUST BE ATTACHED.) IF CHANGING THE NAME, THE SECRETARY OF STATE’S FILING FEE IS $20. THE SECRETARY OF STATE’S FILING FEE FOR ALL OTHER AMENDMENTS IS $1 0. THE JUDGE OF PROBATE’S FILING FEE FOR AN AMENDMENT IS $1 0.

PURSUANT TO THE PROVISIONS OF THE ALABAMA BUSINESS CORPORATION ACT, THE UNDERSIGNED HEREBY ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT.

Article I The name of the corporation:

Superior Cedar Hill Landfill, Inc.

Article II The following amendment was adopted in the manner provided for by the Alabama Business Corporation Act:

These Articles of Amendment shall have a delayed effective date of December 31, 2002.

Article III The amendment was adopted by the shareholders or directors in the manner prescribed by law on November 15, 2002.

Article IV The number of shares outstanding at the time of the adoption was 100, the number of shares entitled to vote thereon was 100 If the shares of any class one entitled to vote thereon as a class, list the designation and number of outstanding shares entitled to vote thereon of each such class: 100 Common Stock.

Article V The number of shares voted for the amendment was 100 and the number of shares voted against such amendment was 0 (If no shares have been issued attach a written statement to that effect.)

Date: November 15, 2002

Jane A. Foster

Type or Print Corporate Officer’s Name and Title

Signature of Officer

STATE OF ALABAMA

I, Jim Bennett, Secretary of State of the State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that pursuant to the provisions of Section 10-2B-4.02, Code of Alabama 1975, and upon an examination of the corporation records on file in this office, the following corporate name is reserved as available:

Onyx Cedar Hill Landfill, Inc.

This domestic corporation name is proposed to be incorporated in Saint Clair County and is for the exclusive use of Onyx Waste Services Inc, 125 South 84th St Ste 200, Milwaukee, WI 53214 for a period one hundred twenty days beginning November 15, 2002 and expiring March 16, 2003.

In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the City of Montgomery, on this day.

November 15, 2002

Date

Jim Bennett              Secretary of State

Beth Chapman               P. O. Box 5616

Secretary of State          Montgomery, AL 36103-5616

STATE OF ALABAMA

I, Beth Chapman, Secretary of State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that as appears on file and of record in this office, the pages hereto attached, contain a true, accurate, and literal copy of the Legal Name Change filed on behalf of Veolia ES Cedar Hill Landfill, Inc., as received and filed in the Office of the Secretary of State on 06/14/2006.

In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the city of Montgomery, on this day.

11/02/2012

Date

Beth Chapman              Secretary of State

STATE OF ALABAMA

DOMESTIC FOR-PROFIT CORPORATION

ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION GUIDELINES

INSTRUCTIONS

STEP 1: IF CHANGING THE CORPORATION’S NAME, CONTACT THE OFFICE OF THE SECRETARY OF STATE AT (334) 242-5324 TO RESERVE A CORPORATE NAME.

STEP 2: FILE THE ORIGINAL AND TWO COPIES IN THE JUDGE OF PROBATE’S OFFICE WHERE THE ORIGINAL ARTICLES OF INCORPORATION ARE FILED. (IF THE AMENDMENT CHANGES THE NAME, THE CERTIFICATE OF NAME RESERVATION MUST BE ATTACHED.) IF CHANGING THE NAME, THE SECRETARY OF STATE’S FILING FEE IS $10. TO VERIFY JUDGE OF PROBATE FILING, PLEASE CONTACT THE JUDGE OF PROBATE’S OFFICE.

PURSUANT TO THE PROVISIONS OF THE ALABAMA BUSINESS CORPORATION ACT, THE UNDERSIGNED HEREBY ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT.

Article I The name of the corporation:

Onyx Cedar Hill Landfill, Inc.

Article II The following amendment was adopted in the manner provided for by the Alabama Business Corporation Act:

The name of the corporation shall be: Veolia ES Cedar Hill Landfill, Inc.

These Articles of Amendment shall have a delayed effective date of 7-1-06.

Article III The amendment was adopted by the shareholders or directors in the manner prescribed by law on December 31, 2005.

Article IV The number of shares outstanding at the time of the adoption was 100; the number of shares entitled to vote thereon was 100. If the shares of any class are entitled to vote thereon as a class, list the designation and number of outstanding shares entitled to vote thereon of each such class: 100 Common Stock

Article V The number of shares voted for the amendment was 100 and the number of shares voted against such amendment was 0. (If no shares have been issued attach a written statement to that effect.)

Date: June 9, 2006

Printed Name and Business Address of Person Preparing this Document:

Joyce Hansen

Onyx Waste Services, Inc.

125 S. 84th St., Ste. 200

Milwaukee, WI 53214

ph: 414-479-7800

Michael K. Slattery, Vice President & Sec.

Type or Print Corporate Officer’s Name and Title

Signature of Officer

Nancy L. Worley           P.O. Box 5616

Secretary of State          Montgomery, AL 36103-5616

STATE OF ALABAMA

I, Nancy L. Worley, Secretary of State of the State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that pursuant to the provisions of Section 10-2B-4.02, Code of Alabama 1975, and upon an examination of the corporation records on file in this office, the following corporate name is reserved as available:

Veolia ES Cedar Hill Landfill, Inc.

This domestic corporation name is proposed to be incorporated in Saint Clair County and is for the exclusive use of Joyce Hansen, 125 S 84th St #200, Milwaukee, WI 53214 for a period of one hundred twenty days beginning June 6, 2006 and expiring October 5, 2006.

In Testimony Whereof I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the City of Montgomery, on this day.

June 6, 2006

Date

Nancy L. Worley              Secretary of State

Beth Chapman               P. O. Box 5616

Secretary of State          Montgomery, AL 36103-5616

STATE OF ALABAMA

I, Beth Chapman, Secretary of State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that as appears on file and of record in this office, the pages hereto attached, contain a true, accurate, and literal copy of the Registered Agent Change filed on behalf of Veolia ES Cedar Hill Landfill, Inc., as received and filed in the Office of the Secretary of State on 03/08/2010.

In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the city of Montgomery, on this day.

11/02/2012

Date

Beth Chapman              Secretary of State

STATE OF ALABAMA

STATEMENT OF CHANGE OF REGISTERED AGENT OR REGISTERED OFFICE OR BOTH

CHECK ONE:     ☐    FOREIGN CORPORATION

                              ☒    DOMESTIC PROFIT CORPORATION

PURSUANT TO THE PROVISIONS OF THE ALABAMA BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION SUBMITS THE FOLLOWING STATEMENT FOR THE PURPOSE OF CHANGING ITS REGISTERED AGENT, ITS REGISTERED OFFICE, OR BOTH IN THE STATE OF ALABAMA.

State of Incorporation: Saint Clair County

1. The name of the corporation:

VEOLIA ES CEDAR HILL LANDFILL, INC.

2. The name of the present registered agent:

THE CORPORATION COMPANY

3. The street address of the present registered office:

2000 INTERSTATE PARK DRIVE STE 204 MONTGOMERY, AL 36109

4. The name of its successor registered agent:

C T CORPORATION SYSTEM

5. The street address (NO PO BOX) to which the registered office is to be changed (street address of registered agent and registered office must be identical):

2 NORTH JACKSON ST., SUITE 605 MONTGOMERY, AL 36104

6. If you are changing the street address of the registered agent, you are required to notify the corporation in writing of the change in the registered agent’s address.

7.	Date: March 8, 2010

$5 Filing Fee

I, as authorized by C T CORPORATION SYSTEM, certify that the above named entity was notified of this change of address in writing.

Kenneth Uva

Signature of Registered Agent

MAIL ORIGINAL APPLICATION WITH THE FILING FEE OF $5.00 TO:

SECRETARY OF STATE, CORPORATIONS DIVISION, PO Box 5616, MONTGOMERY, ALABAMA 36103-5616

STATE OF ALABAMA

DOMESTIC BUSINESS CORPORATION AMENDMENT TO FORMATION/ARTICLES

PURPOSE: In order to amend a Business Corporation’s (formerly known as For-Profit Corporation) Certificate of Formation/Articles of Incorporation under Section 10A-2-10.06 of the Code of Alabama 1975 this Amendment and the appropriate filing fees must be filed with the Office of the Judge of Probate in the county where the corporation was initially formed/incorporated.

INSTRUCTIONS: Mail one (1) signed original and two (2) copies of this completed form and the appropriate filing fees to the Office of the Judge of Probate in the county where the corporation’s Certificate of Formation was recorded. Contact the Judge of Probate’s Office to determine the county filing fees. Make a separate check or money order payable to the Secretary of State for the state filing fee of $50.00 and the Judge of Probate’s Office will transmit the fee along with a certified copy of the Amendment to the Office of the Secretary of State within 10 days after the filing is recorded. Once the Secretary of State’s Office has indexed the filing, the information will appear at www.sos.alabama.gov under the Government Records tab and the Business Entity Records link – you may search by entity name or number. You may pay the Secretary of State fees by credit card if the county you are filing in will accept that method of payment (see attached). Your Amendment will not be indexed if the credit card does not authorize and will be removed from the index if the check is dishonored.

This form must be typed or laser printed.

1. The name of the corporation from the Certificate of Formation/Articles of Incorporation:

Veolia ES Cedar Hill Landfill, Inc.

2. The date the Certificate of Formation was filed in the county: 08/25/1972 (format MM/DD/YYYY)

3. The titles, dates, and places of filing of any previous Amendments: See Exhibit A attached hereto.

Attach a listing if necessary.

4. Alabama Entity ID Number (Format: 000-000): 019 – 191 INSTRUCTION TO OBTAIN ID NUMBER TO COMPLETE FORM: If you do not have this number immediately available, you may obtain it on our website at www.sos.alabama.gov under the Government Records tab. Click on Business Entity Records, click on Entity Name, enter the registered name of the entity in the appropriate box, and enter. The six (6) digit number containing a dash to the left of the name is the entity ID number. If you click on that number, you can check the details page to make certain that you have the correct entity – this verification step is strongly recommended.

This form was prepared by: (type name and full address)

Cameron Brown

Winston and Strawn LLP

200 Park Avenue

New York, NY 10166

DB Corp Amendment - 9/2011	page 1 of 2

DOMESTIC BUSINESS CORPORATION AMENDMENT

[Instruction on Amendment completion: Be very specific about what must be changed if you are amending existing information. If the amendment includes a name change, a copy of the Name Reservation form issued by the Office of Secretary of State must be attached.

Registered agents and registered agent addresses are changed by filing a Change Of Registered Agent Or Registered Office By Entity form directly with the Office of the Secretary of State (the new agent’s signature is required agreeing to accept responsibility). You may file the information as an Amendment also, but the change form must be on file with the Secretary of State per 10A-1-3.12(a) (2) to effect the change in the public records database.]

5. The following amendment was adopted on 11/20/2012 (format MM/DD/YYYY):

The name of the corporation shall be: Advanced Disposal Services Cedar Hill Landfill. Inc.

         Additional Amendments and the dates on which they were adopted are attached.

Item 6, 7, or 8 MUST be checked/completed with any appropriate attachments.

6.          The board of directors without shareholder action approved the Amendment. Shareholder action was not required.

7.          The shareholders approved the Amendment. The total number of votes entitled to be cast was 100 (information is required for item a or b). Complete one of the following:

a. The total number of votes cast for amendment was 100 and the total number of votes cast against amendment was 0.

b. The total number of undisputed votes cast for amendment was             which was a sufficient number of votes to approve amendment.

8.          Amendment by voting groups was required; the information required in item 5 above is provided for each voting group and is attached to and made part of this Domestic Business Corporation Amendment document.

11/30/2012

Date (MM/DD/YYYY)

Signature as required by 10A-2-1.20

Christian B. Mills

Typed Name of Above Signature

Assistant Secretary

Typed Title/Capacity to Sign under 10A-2-1.20

DB Corp Amendment – 9/20/11

Amendment to Articles of Incorporation of Veolia ES Cedar Hill Landfill, Inc.

Exhibit A

1. The titles, dates, and places of filing of any previous Amendments:

(1)	Certificate of Amendment, November 2, 1994;

(2)	Statement of Change of Registered Office and/or Registered Agent, November 17, 1997;

(3)	Articles of Amendment to Articles of Incorporation, January 22, 1998;

(4)	Articles of Amendment to Articles of Incorporation, December 20, 2002;

(5)	Articles of Amendment to Articles of Incorporation, June 14, 2006;

(6)	Statement of Change of Registered Office and/or Registered Agent, March 8, 2010.

Beth Chapman               P. O. Box 5616

Secretary of State          Montgomery, AL 36103-5616

STATE OF ALABAMA

I, Beth Chapman, Secretary of State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that pursuant to the provisions of Title 10A, Chapter 1, Article 5, Code of Alabama 1975, and upon an examination of the entity records on file in this office, the following entity name is reserved as available:

Advanced Disposal Services Cedar Hill Landfill, Inc.

This domestic business corporation is proposed to be formed in Alabama and is for the exclusive use of Christian Mills, 7915 Baymeadows Way Suite 300, Jacksonville, FL 32256 for a period of one hundred twenty days beginning November 26, 2012 and expiring March 27, 2013.

In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the city of Montgomery, on this day.

November 26, 2012

Date

Beth Chapman              Secretary of State